Exhibit 99.2

NEWS RELEASE

FOR IMMEDIATE RELEASE

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ICF Approves Plan to Name John Wasson as CEO

Sudhakar Kesavan to become Executive Chairman

FAIRFAX, Va. (August 1, 2019) — ICF (NASDAQ:ICFI), a global consulting and digital services provider, announced that its Board of Directors has approved a succession plan that provides for the appointment of John Wasson, President, to the additional positions of Chief Executive Officer and member of the Board of Directors, effective October 1. John will succeed current CEO Sudhakar Kesavan, who will assume the position of Executive Chairman and remain closely involved in company strategy and operations.

“This is a natural leadership transition for the company,” said Kesavan, who has served as the company’s CEO since 1999. “John and I have worked closely together for decades, and he has heavily contributed to the remarkable growth of ICF. I have full confidence in his ability to lead the company as we continue to our growth path and execute our strategy of diversifying the types of clients we serve and the capabilities we offer.”

Wasson has held positions of increasing responsibility throughout his tenure at ICF. He has served as ICF’s President since 2010 and its Chief Operating Officer since 2003. Wasson manages all of ICF’s client-facing operating groups and the corporate business development function. In that capacity, he has been responsible for ICF’s client delivery and satisfaction, business development, staff recruitment and development, and acquisition integration. Wasson joined ICF in 1987 as an associate and has led client work in the areas of energy, environment, public health and disaster recovery, among others.

“ICF is fortunate to have such strong, stable leadership,” said Eileen Auen, Lead Independent Director of ICF’s Board of Directors. “Sudhakar and John have done a terrific job leading the company as it has grown rapidly – doubling in revenue every five years for the past two decades. ICF is also viewed very positively by its clients and peers, and we are pleased to have John’s leadership to continue the company’s strategy for growth, expansion, and excellence in delivery.”

“I appreciate this vote of confidence from the ICF Board of Directors,” said Wasson. “It has been a fulfilling experience to work with Sudhakar in executing the company’s growth strategies, and I look forward to continuing our teamwork as I take on new responsibilities. I am pleased to have the opportunity to lead the talented and committed people who make up ICF during this exciting growth period.”

Wasson is a Board member of the Northern Virginia Technology Council. He was awarded the 2014 Distinguished Alumni Medal for Business Achievement by the University of California Davis College of Engineering where he also serves as Chair of the Dean’s Executive Committee.

He received his Master of Science degree from the Technology and Policy Program at the Massachusetts Institute of Technology and his Bachelor of Science degree in Chemical Engineering from the University of California, Davis.

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About ICF

ICF is a global consulting services company with over 7,000 full- and part-time employees, but we are not your typical consultants. At ICF, business analysts and policy specialists work together with digital strategists, data scientists and creatives. We combine unmatched industry expertise with cutting-edge engagement capabilities to help organizations solve their most complex challenges. Since 1969, public and private sector clients have worked with ICF to navigate change and shape the future. Learn more at icf.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.